ASSET PURCHASE AGREEMENT


         This Agreement is entered into as of March 31, 1996, by and among ICX International, Inc., a Colorado corporation (the "Buyer" or "ICX"), Evans Environmental Corporation, a Colorado corporation ("Evans") and ABC Cable Products, Inc., a Colorado corporation (the "Company"). The Buyer, ICX, the Company and Evans are sometimes referred to collectively herein as the "Parties."

                                    RECITALS

         A. The Company is involved in the business of selling various accessories for televisions and cable services (the "Business"). The Company is a wholly-owned subsidiary of Evans.

         B. The Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, certain of the property and assets of the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Company, and the Company agrees to sell, transfer, convey, and deliver to the Buyer at the Closing (as defined in Section 2(d)) all of the following:

                  (a)      CERTAIN ASSETS.  The tangible assets set forth on
Schedule 1(a-1) hereof and the prepaid expenses set forth on Schedule 1(a-2) hereof (collectively, the "Tangible Assets").

                  (b) PERSONAL PROPERTY LEASES. Leases of machinery, equipment, vehicles, furniture and other personal property leased by the Company listed on Schedule 1(b) (the "Personal Property Leases").

                  (c) CONTRACTS. All the Company's right in, to and under all contracts, purchase orders, distribution rights and sales orders of the Company set forth on Schedule 1(c) (the "Contracts," and together with the Personal Property Leases, the "Assumed Contracts").

                  (d) INVENTORY. All Company inventories as of the Closing (including all such in-transit), together with related packaging materials set forth on Schedule 1(d) (the "Inventory").

                  (e) ACCOUNTS RECEIVABLE. All Company trade and supplier accounts receivable as of the Closing set forth on Schedule 1(e) (the "Accounts Receivable").

                  (f) RECORDS AND FILES. Originals and copies of all records, files, invoices, customer lists, specifications, accounting records, business records, operating data and other data of the Company relating to the product distribution rights to be transferred by Company to Buyer hereunder the Assumed Liabilities (as defined below) or the Acquired Assets (as defined below).

                  (g) LITERATURE. All sales literature, promotional literature, promotional displays, catalogs and similar materials of Company relating to the distribution rights to be transferred by Company to Buyer hereunder, the Assumed Liabilities or the Acquired Assets.

                  (h) LICENSES; PERMITS. All licenses, permits and approvals of the Company to the extent necessary for the Buyer to operate the Business following Closing; PROVIDED, HOWEVER, Buyer shall not be responsible for obtaining any licenses, permits and approvals not assignable under their terms to the Buyer by the Company.

                  (i) CERTIFICATE OF DEPOSIT. A certificate of deposit in the amount of $100,000.00 deposited with First Interstate Bank (the "Certificate of Deposit").

                  (j) GENERAL INTANGIBLES. All prepaid items (including, but not limited to, any unamortized or unexpended portion of all lease deposits relating to any of the Personal Property Leases or Assumed Contracts, but excluding prepaid insurance premiums), all causes of action relating to the Acquired Assets or Assumed Liabilities arising out of occurrences before or after the Closing, and other intangible rights and assets, including, without limitation, customer lists, goodwill, distribution rights, and Intellectual Property (as defined in Section 3(h)).

         The assets set forth above, including those assets to be delivered following Closing, as provided herein, shall be hereinafter referred to collectively as the "Acquired Assets." The Acquired Assets are the only assets being purchased by Buyer hereunder. Buyer will not purchase or accept any assets other than the Acquired Assets.

         2.       PURCHASE PRICE; ASSUMPTION OF CERTAIN LIABILITIES; CLOSING.

                  (a) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all the Assumed Contracts, purchase orders from the Company's customers in the Ordinary Course of Business (as defined below), orders for inventories issued to Company's suppliers in the Ordinary Course of Business, and assumption of accounts payable as set forth on Schedule 2(a-1) hereof, accrued liabilities as set forth on Schedule 2(a-2) hereof, and certain debt as set forth on
Schedule 2(a-3) hereof, in the total amount of $595,048.98, a substantial part of which are payable to ICX; provided, however, that Buyer will not assume any obligations to deliver products or services with respect to which any payment has been made prior to the Closing Date (the "Assumed Liabilities"). The Buyer will not assume or have any responsibility, however, with respect to any other Liability (as defined below) of the Company not included within the definition of Assumed Liabilities. "Liability" shall mean and include any direct or indirect indemnities, guarantee, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured. "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  (b) PURCHASE PRICE. As consideration for the Acquired Assets, the Buyer will assume the Assumed Liabilities and will pay to the Company, pursuant to the terms and provisions of this Agreement and subject to adjustment after Buyer's due diligence in an amount equal to the sum of $2,145,048.98 (the "Purchase Price").

                  (c) PAYMENT OF PURCHASE PRICE. Payment of the Purchase Price is to be made as follows:

                           (i) At Closing, cash in the amount of Five Hundred Fifty Thousand Dollars ($550,000.00);

                           (ii) Assumption by the Buyer of Five Hundred Ninety Five Thousand Forty Eight and 98/100ths Dollars ($595,048.98) in Assumed Liabilities;

                           (iii)     The sum of One Million Dollars
                                     ($1,000,000.00) will be paid by the Buyer to the Company in accordance with the terms of a promissory note in the form attached hereto as Exhibit A (the "Note"), which Note shall be secured by Letters of Credit as set forth in the Note.

                  (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Messner Pavek & Reeves, LLC, in Denver, Colorado, commencing at 9:30 a.m. local time on April 3, 1996 (the "Closing Date"). The value of the Acquired Assets and Assumed Liabilities will be determined as of 11:59 p.m., MST, March 31, 1996.

                  (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Company will deliver to the Buyer the various certificates, instruments, and documents referred to in ss. 6(a) below; (ii) the Buyer will deliver to the Company the various certificates, instruments, and documents referred to in ss. 6(b) below;
(iii) such other instruments of sale, transfer, conveyance, and assignment as the Buyer may request; and (iv) the Buyer will deliver to the Company the consideration specified in ss. 2(c) above.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EVANS.

         The Company and Evans represent and warrant to the Buyer and ICX that the statements contained in this ss. 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss. 3).

                  (a) ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. Evans is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

                  (b)      AUTHORIZATION OF TRANSACTION.  The Company and
Evans have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Company and the stockholder of the Company have duly authorized the execution, delivery, and performance of this Agreement by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

                  (c) NONCONTRAVENTION. Except as set forth in Schedule 3(c), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss. 2 above), will (i) violate any restriction of any government agency or court to which the Company, Evans, or any of Evans' Subsidiaries (as defined below) is subject or any provision of the charter or bylaws of the Company, Evans or any of Evans' Subsidiaries, or (ii) have any impact upon any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below), or other arrangement to which the Company, Evans, or any of Evans' Subsidiaries is a party or to which any of its assets is subject. Neither the Company, Evans, nor any of Evans' Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss. 2 above). "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien, other than (a) mechanic's, materialman's and similar liens, (b) liens for taxes not yet due and payable, (c) liens arising under worker's compensation, unemployment insurance, Social Security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  (d) SUBSIDIARIES. The Company has no Subsidiaries. "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of directors.

                  (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit E are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended March 31, 1995 (the "Most Recent Fiscal Year End") for Evans and its Subsidiaries, and
(ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the eleven (11) months ended February 29, 1996, (the "Most Recent Fiscal

Month End") for the Company. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such period; PROVIDED, HOWEVER, that the interim Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

                  (f) EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Since the Most Recent Fiscal Month End, there has not been (i) any material adverse change in the financial condition of the Company or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business the primary purpose or effect of which has been to generate or preserve cash.

                  (g)      TAX MATTERS.

                            (i) The Company has filed all tax returns that it was required to file, and has paid all taxes shown thereon as owing. Neither the Company, Evans, nor any of Evans' Subsidiaries, is subject to any tax liability for which Buyer may become liable.

                           (ii) The Company has provided the Buyer with a list of all tax returns filed with respect to the Company and Evans for taxable periods ended on or after March 31, 1993, which list indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all federal Tax Returns since March 31, 1994. There are no examination reports or statements of deficiencies assessed against or agreed to by the Company or Evans.

                           (iii) Neither the Company nor Evans has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

                           (iv)   The Company is not a party to any tax
         allocation or sharing agreement.

                  (h) INTELLECTUAL PROPERTY. The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted. "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

                  (i) REAL PROPERTY LEASES. Set forth on Schedule 3(i) is every lease or sublease concerning real property to which the Company is a party. The Company has delivered to the Buyer correct and complete copies of all such leases and subleases. Each such lease and sublease is legal, valid, binding, enforceable, and in full force and effect.

                  (j) CONTRACTS. Except as set forth on Schedule 3(j), the Company has no contracts, agreements, or other written arrangements that either
(i) involve a sum greater than $1,000.00 or (ii) are in the nature of a collective bargaining agreement, employment agreement, or severance agreement with any of its directors, officers, and employees.

                  (k) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

                  (l) LITIGATION. The Company (i) is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge and (ii) is not a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

                  (m)      EMPLOYEE BENEFITS.

                            (i) DELIVERY OF DOCUMENTS. The Company has provided the Buyer with a true and correct copy of each employee benefit plan, fund, program, contract, policy or arrangement covering or benefitting employees of the Company ("Company Employees"), including, but not limited to, all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and specifically including each retirement, pension, profit sharing, stock bonus, savings, thrift, bonus, medical, health, hospitalization, welfare, life insurance, disability, accident insurance, group insurance, sick pay, holiday and vacation programs, executive or deferred compensation plans or contracts, stock purchase, stock option or stock appreciation rights, plans or arrangements, employment or consulting contracts and severance agreements or plans (the "Employee Benefit Plans"). The Company has also provided the Buyer, to the extent applicable to the particular Employee Benefit Plan, the following information: A copy of the annual report (Form 5500 series) filed for the last three years, a copy of the summary plan description, summary annual report, summary of material modifications and all material employee manuals or communications filed or distributed with respect to the Employee Benefit Plan during the last three years, a copy of any insurance contract or trust agreement through which the Employee Benefit Plan is funded, the most recent IRS determination letter issued with respect to the Plan, and notice of any material adverse change occurring with respect to any Employee Benefit Plan since the date of the most recently completed and filed annual report.

                           (ii) TITLE IV OF ERISA. Company does not maintain or contribute to, and has never maintained or contributed, an Employee Benefit Plan that is subject to Title IV of ERISA.

                           (iii) MULTI-EMPLOYER PLANS. Company does not contribute and has never contributed (or been obligated to contribute) to a multi-employer plan as defined in Section 4001(a)(13) of ERISA.

                           (iv) CONTROLLED GROUP STATUS. Company is not, and never has been, a member of (i) a controlled group of corporations; (ii) a group of trades or business under control; or
         (iii) an affiliated service group, within the meaning of Sections 414(b), (c), or (m) of ERISA, respectively.

                           (v) SEVERANCE AND POST-RETIREMENT BENEFITS. Neither Company, Evans, nor any of Evans' Subsidiaries, nor any Employee Benefit Plan maintained or contributed to by any of the foregoing provides or has any obligation to provide (or contribute toward the cost of) post-retirement welfare benefits with respect to current or former employees of Company or any other entity, including, without limitation, post-retirement medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis.

                           (vi)         COBRA. Company has complied with
         the continuation coverage requirements of Section 601 through 608 of ERISA, and the requirements of any similar State law regarding continued insurance coverage, and Company has incurred no liability with respect to its failure to offer or provide continued coverage in accordance with the foregoing requirements, nor is there any suit or action pending or threatened with respect to such requirements.

                  (n) LEGAL COMPLIANCE. The Company, Evans, and Evans' Subsidiaries have, to the best of their knowledge, complied with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof).

                  (o) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Evans, the stockholder of the Company, does not own any material property or right, tangible or intangible, which is used in the business of the Company.

                  (p) BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (q) CONTRACTS SUBJECT TO RENEGOTIATION. No Assumed Contract is subject to renegotiation.

                  (r) BURDENSOME OR RESTRICTIVE AGREEMENTS. Company is not a party to nor is it bound by any agreement, deed, lease or other instrument which would adversely affect or impair the operation of the Acquired Assets. Without limiting the generality of the foregoing, Company is not a party to nor is it bound by any agreement requiring Company to assign any interest in any trade secret or proprietary information relating to the Acquired Assets, or which would prohibit or restrict Buyer from competing in any geographical area or soliciting customers or otherwise restricting it from carrying on a business utilizing the Acquired Assets.

                  (s) OTHER MATERIAL CONTRACTS. Company has no lease, license, contract or commitment which constitutes or will constitute an Assumed Contract except as explicitly described in Schedules 1(b) or 1(c).

                  (t) NO DEFAULT. Except as set forth on Schedule 3(t), Company is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of the Company's obligations or result in the creation of any Lien (as defined in Section 3(y) below) on any of the Acquired Assets. No third party is in default under any lease, contract or commitment which would affect an Assumed Contract, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

                  (u) INVENTORY. Except as set forth in Schedule 1(d) and except for such inventory which is in transit in the Ordinary Course of Business, all inventory of Company which is included among the Acquired Assets is located on premises owned or leased by Company as reflected in this Agreement.

                  (v) ABSENCE OF CERTAIN CHANGES. Since the date of the Most Recent Fiscal Year End there has not been:

                           (i) NO ADVERSE CHANGE. Any adverse change in the Acquired Assets or Assumed Liabilities;

                           (ii) NO DAMAGE. Any loss, damage or destruction, whether covered by insurance or not, affecting the Acquired Assets;

                           (iii) NO COMMITMENTS. Any commitment or transaction by Company (including, without limitation, any borrowing or capital expenditure) other than in the Ordinary Course of Business;

                           (iv) NO DISPOSITION OF PROPERTY. Any sale, lease or other transfer or disposition of any properties or assets of Company set forth on the financial statements for the Most Recent Fiscal Year End except for the sale of inventory items in the Ordinary Course of Business;

                           (v) NO INDEBTEDNESS. Any indebtedness for borrowed money incurred, assumed or guaranteed by Company of the nature which would be required to be paid at the Closing pursuant to Section 2(c) hereof;

                           (vi) NO LIENS. Any Security Interest made on any of the Acquired Assets;

                           (vii) NO AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by Company of any Assumed Contract, or any waiver of material rights thereunder, other than in the Ordinary Course of Business;

                           (viii) CREDIT. Any grant of credit to any customer of the products for which distribution rights are being transferred by Company to Buyer hereunder on terms or in amounts more favorable than those which have been extended to such customer in the past, any other change in the terms of any credit heretofore extended, or any other change of Company's policies or practices with respect to the granting of credit; or

                           (ix) NO UNUSUAL EVENTS. Any other event or condition relating to the Acquired Assets or the Assumed Liabilities not in the Ordinary Course of Business of Company.

                  (w) ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in the Most Recent Fiscal Month End balance sheet, Company does not have any Liabilities other than commercial liabilities and obligations incurred in the Ordinary Course of Business and consistent with past practice and none of which has or will have an adverse effect on the Acquired Assets. Neither Company nor Evans has knowledge of any basis for the assertion against Company of any Liability which would have an adverse effect on the Acquired Assets, and to the best of their knowledge, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise which may give rise to such Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Company's business and consistent with past practice.

                  (x)      COMPLIANCE WITH LAWS AND ORDERS.

                           (i) COMPLIANCE. Company (including each and all of its operations, practices, properties and assets) is, to the best of its knowledge, in compliance with all applicable statute, law, ordinance, rule or regulation (collectively, "Laws") and any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities"), which directly or indirectly relate to the Acquired Assets or the Assumed Liabilities, including, without limitation, those applicable to trade practices, competition and pricing, product warranties, zoning, building and sanitation, product advertising and the Environmental Laws (as hereinafter defined). Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws or Orders which, directly or indirectly relate to the Acquired Assets or the Assumed Liabilities. All reports and returns required to be filed by Company with any Government Entity relating to the Acquired Assets or the Assumed Liabilities have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing, the operation of Company's business relating to the Acquired Assets as it is now conducted does not in any manner constitute a nuisance or other tortious interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of such business or the manner in which it is now conducted.

                           (ii)            LICENSES AND PERMITS. Company has,
         to the best of its knowledge, all licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the business relating to the Acquired Assets (as presently conducted and as proposed to be conducted). All such licenses, permits, approvals, authorizations and consents, are in full force and effect and all permits or licenses relating to any leased or owned motor vehicles transferred hereunder are assignable to Buyer in accordance with the terms hereof. Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

                  (y)      TITLE TO AND CONDITION OF ACQUIRED ASSETS.

                           (i) MARKETABLE TITLE. At the Closing, Company will have and Buyer will receive good and marketable title to all the Acquired Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"). None of the Acquired Assets are subject to any restrictions with respect to the transferability thereof. Company has complete and unrestricted power and right to sell, assign, convey and deliver the Acquired Assets to Buyer as contemplated hereby.

                           (ii) CONDITION. The Company is selling the tangible assets constituting the Acquired Assets "as is" without representation or warranty of any kind other than the representation set forth in subpart (i) of this subsection 3(y).

                  (z)      INSURANCE.

                           (i) The Company has provided the Buyer with a complete and accurate list and description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of Company, true and correct copies of which have heretofore been delivered to Buyer. This list includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and the date through which premiums have been paid with respect to each such policy, and any pending claims. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Company, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated. No notice of cancellation or termination has been received with respect to any such policy, and neither Company nor any Shareholder has knowledge of any act or omission of Company which could result in cancellation of any such policy prior to its scheduled expiration date. Such policies are sufficient in all material respects for compliance by Company with all requirements of law and with the requirements of all material contracts to which Company is a party.

                           (ii) Buyer acknowledges that the policies described in Section (i), above, are not being transferred to Buyer by Company and that Company has no obligation or duty to transfer such policies.

                  (aa)     CONTRACTS AND COMMITMENTS.

                           (i) PERSONAL PROPERTY LEASES. Except as set forth in Schedule 1(b), Company has no leases of personal property.

                           (ii)        PURCHASE COMMITMENTS. Company has
         no purchase commitments for inventory items or supplies which constitute Acquired Assets hereunder that, together with amounts on hand, constitute in excess of one (1) months normal usage, or which are at an excessive price.

                           (iii)       SALES COMMITMENTS. Except as set
         forth in Schedule 3(aa), Company has no sales contracts or commitments to customers which constitute or will constitute Assumed Contracts and which aggregate in excess of $10,000.00 to any one customer (or group of Evans' affiliated customers). Company has no sales contracts or commitments which constitute or will constitute Assumed Contracts except those made in the Ordinary Course of Business, at arm's length, and no such contracts or commitments are for a sales price which would result in a loss to the Company.

                           (iv)            COLLECTIVE BARGAINING AGREEMENTS.
         Company is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

                           (v) LOAN AGREEMENTS. Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise of a nature which would require repayment by Buyer.

                  (bb) DISCLOSURE. No representation or warranty by Company or Evans in this
Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Company or Evans pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of fact or omits or shall omit a fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, or document delivered by or on behalf of Company or Evans shall be deemed representations and warranties by the Company and Evans. Buyer recognizes that the representations and warranties made by the Company and Evans in this Agreement are representations and warranties of the applicable party only.

         4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         The Buyer represents and warrants to the Company that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

                  (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of Colorado.

                  (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Those agents of Buyer executing this Agreement and the documents referred to herein have full power and authority to do so.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any statue, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

                  (d) BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this
Agreement for which the Company could become liable or obligated.
The Buyer does not have any
liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (e) LEASE ASSIGNMENTS. Buyer shall use its best efforts to obtain the consents and assignments required under the Personal Property Leases to allow the Personal Property Leases to be assigned by Company to Buyer.

         5.       PRE-CLOSING COVENANTS.

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 6 below).

                  (b) NOTICES AND CONSENTS. The Company will give any notices to third parties, and the Company will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters pertaining to the Company. Each of the parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make, or obtain.

                  (c) OPERATION OF BUSINESS. The Company will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business the primary purpose or effect of which will be to generate or preserve cash.

                  (d) FULL ACCESS. The Company will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the Company.

         6.       CONDITIONS TO  OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                            (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) the Company shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in
         Section 6(a)(i)-(iii) is satisfied in all respects; and

                            (v) The relevant parties shall have entered into the following documents and the same shall be in full force and effect (collectively, the "Closing Documents"):

                           (vi)   Assignments of the Assumed Contracts to Buyer;

                           (vii) Transfer, conveyance or assignment or other documents conveying the Acquired Assets not conveyed by the foregoing documents;

                           (viii) An indemnification agreement in the form attached hereto as Exhibit B;

                           (ix) The Buyer shall have received an opinion of an attorney licensed to practice law in the State of Colorado with respect to the matters set forth in Exhibit C attached hereto, addressed to the Buyer and dated as of the Closing Date; and

                           (x) All actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to affect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                            (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, including delivery of the Note (together with the letters of credit securing the payments specified in the Note) and the cash portion, by certified funds or wire transfer, of the Purchase Price at Closing;

                           (iii) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                           (iv) the Buyer shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in
         Section 6(b)(i)-(iii) is satisfied in all respects;

                            (v) the Company shall have received an opinion of an attorney licensed to practice law in the State of Colorado with respect to the matters set forth in Exhibit D attached hereto, addressed to the Company and dated as of the Closing Date;

                           (vi) the Buyer shall have delivered to the Company a written release of all trade and supplier accounts payable to which the Company is obligated;

                           (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company;

                           (viii) an indemnification agreement in the form attached hereto as Exhibit B.

The Company may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7.       MISCELLANEOUS.

                  (a) SURVIVAL. All of the representations, warranties and covenants of the Parties contained in this Agreement shall survive until October 1, 1997.

                  (b) POST-CLOSING COVENANTS. Following Closing, each of the Parties will use its best efforts to cooperate with any other Party concerning dissemination of information and further documentation to any regulatory, governmental or judiciary authority.

                  (c) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by the law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

                  (d) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

                  (e) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

                  (f) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more Affiliate and
(ii) designate one or more Affiliate to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder). "Affiliate," whether an individual, corporation, partnership or other entity, shall mean such other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the entity specified.

                  (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (h) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (i) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  IF TO THE COMPANY:
                  Norman Frank
                  c/o Evans Environmental Corp.
                  99 S.E. 5th Street
                  Miami, FL  33131

                  IF TO EVANS:                          COPY TO:
                  Scott E. Salpeter                     Richard Spector, Esq.
                  c/o Evans Environmental Corp.         Adorno & Zeder
                  99 S.E. 5th Street                    2601 South Bayshore Dr.
                  Miami, FL  33131                      Miami, FL  33133

            IF TO THE BUYER:                COPY TO:
            ICX International, Inc.         Bryant S. "Corky" Messner, Esq.
            7975 S. Eudora Cir.             Messner Pavek & Reeves, LLC
            Littleton, CO  80122            600 17th Street, Suite 2100-S
            Attn: Dennis R. Carson          Denver, CO  80202

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Colorado.

                  (k) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Company. The Company may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; PROVIDED, HOWEVER, that any amendment effected after the Company Stockholders have approved this Agreement will be subject to the restrictions contained in the Colorado Corporation Code. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, wither intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (l) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on April 3, 1996.

                                               ICX INTERNATIONAL, INC., a
                                                       Colorado corporation



                                               By:/S/ HAROLD BJORKLAND
                                                  ----------------------
                                               Title:/S/ PRESIDENT



                                              EVANS ENVIRONMENTAL CORPORATION, a
                                                      Colorado corporation



                                               By:/S/ SCOTT E. SALPETER
                                                   --------------------------
                                               Title:VICE-PRESIDENT


                                               ABC CABLE PRODUCTS, INC., a
                                                       Colorado corporation



                                               By:/S/ CRAIG SKEPPSTROM
                                                  ----------------------------
                                               Title:PRESIDENT